INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
Sonic Automotive, Inc.:

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Sonic Automotive, Inc. on Form S-3 of (i) our report dated March 2, 1998 (March 24, 1998 as to Notes 2, 8 and 9) on the consolidated financial statements of Sonic Automotive, Inc. and Subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997; (ii) our report dated February 20, 1998 on the combined financial statements of Clearwater Dealerships and Affiliated Companies as of and for the year ended December 31, 1997; (iii) our report dated May 22, 1998 on the combined financial statements of Hatfield Automotive Group as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997; (iv) our report dated May 11, 1998 on the financial statements of Economy Cars, Inc. as of and for the year ended December 31, 1997; (v) our report dated June 4, 1998 on the financial statements of Casa Ford of Houston, Inc. as of and for the year ended December 31, 1997; (vi) our report dated August 21, 1998 on the combined financial statements of Higginbotham Automotive Group as of and for the year ended December 31, 1997; (vii) our report dated August 7, 1997 on the financial statements of Dyer & Dyer, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996; (viii) our report dated August 7, 1997 (October 16, 1997 as to Note 1) on the combined financial statements of Bowers Dealerships and Affiliated Companies as of December 31, 1995 and 1996 and for each of the two years in the period ended December 31, 1996; (ix) our report dated August 7, 1997 (September 29, 1997 as to Note 1) on the combined financial statements of Lake Norman Dodge, Inc. and Affiliated Companies as of and for the year ended December 31, 1996; (x) our report dated August 26, 1997 (October 15, 1997 as to Note 1) on the financial statements of Ken Marks Ford, Inc. as of and for the year ended April 30, 1997, all appearing in the Prospectus dated November 5, 1998 that was included in Sonic Automotive, Inc.'s Registration Statement on Form S-4 (Registration Statement Nos. 333-64397 and 333-64397-001 through 333-64397-044).

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

(Signature of Deloitte & Touche LLP appears here)


Charlotte, North Carolina

December 23, 1998